Exhibit 5.2

[Maynard, Cooper & Gale, P.C. Letterhead]

January 29, 2016

HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243

Ladies and Gentlemen:

We have acted as counsel to HealthSouth Corporation, a Delaware corporation (the “Company”), and the Subsidiary Guarantors (as defined below), each organized and existing under the laws of the State of Alabama or Delaware, as applicable, in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering of (i) up to $350,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes due 2024 (the “New 2024 Notes”), and the related guarantees, in exchange for a like principal amount of the Company’s currently outstanding unregistered 5.75% Senior Notes due 2024 (the “Outstanding 2024 Notes”), and the related guarantees; and (ii) up to $350,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes due 2025 (the “New 2025 Notes” and, together with the New 2024 Notes, the “New Notes”), and the related guarantees, in exchange for a like principal amount of the Company’s currently outstanding unregistered 5.75% Senior Notes due 2025 (the “Outstanding 2025 Notes” and, together with the Outstanding 2024 Notes, the “Outstanding Notes”), and the related guarantees. The New Notes are to be jointly and severally guaranteed on a senior unsecured basis by certain of the Company’s current and future subsidiaries, including the Alabama and Delaware entities set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the “Subsidiary Guarantors”).

HealthSouth Corporation
January 29, 2016

The Outstanding 2024 Notes and the related guarantees were issued and the New 2024 Notes and the related guarantees are to be issued pursuant to the Indenture, dated as of December 1, 2009 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as successor to The Bank of Nova Scotia Trust Company of New York (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of September 11, 2012, among the Company, the guarantors party thereto and the Trustee, and as further supplemented by the Sixth Supplemental Indenture, dated as of August 7, 2015, among the Company, the guarantors party thereto and the Trustee (as supplemented, the “2024 Indenture”). The Outstanding 2025 Notes and the related guarantees were issued and the New 2025 Notes and the related guarantees are to be issued pursuant to the Base Indenture, as supplemented by the Seventh Supplemental Indenture, dated as of September 16, 2015, among the Company, the guarantors party thereto and the Trustee (as supplemented, the “2025 Indenture” and, together with the 2024 Indenture, the “Indenture”).

The New 2024 Notes and the related guarantees are to be issued in an exchange offer for the Outstanding 2024 Notes and the related guarantees in accordance with the terms of a Registration Rights Agreement, dated as of August 7, 2015, by and among the Company, the guarantors party thereto and Goldman, Sachs & Co. (“Goldman”) as representative of the several purchasers named therein, and the related registration rights joinders entered into thereafter by and among Goldman and the guarantors party thereto (collectively, the “2024 Notes Registration Rights Agreement”), and the New 2025 Notes and the related guarantees are to be issued in an exchange offer for the Outstanding 2025 Notes and the related guarantees in accordance with the terms of a Registration Rights Agreement, dated as of September 16, 2015, by and among the Company, the guarantors party thereto and Morgan Stanley & Co. LLC (“Morgan Stanley”) as representative of the several purchasers named therein, and the related registration rights joinders entered into thereafter by and among Morgan Stanley and the guarantors party thereto (collectively, the “2025 Notes Registration Rights Agreement” and, together with the 2024 Notes Registration Rights Agreement, the “Registration Rights Agreements”).

In rendering our opinions herein, we have examined originals or copies of the following documents:

(i)the certificate of incorporation, articles of incorporation, articles of organization, certificate of formation, bylaws, limited liability company agreement, operating agreement and partnership agreement or the equivalents thereto, as applicable, for the Company and each Subsidiary Guarantor;

(ii)a certificate with respect to various factual matters signed by an officer of the Company dated as of the date of this opinion (the “Company Officer’s Certificate”);

(iii)a certificate with respect to various factual matters signed by an officer of each of the Subsidiary Guarantors dated as of the date of this opinion (the “Subsidiary Guarantors Officer’s Certificate” and, together with the Company’s Officer’s Certificate, the “Officer’s Certificates”);

HealthSouth Corporation
January 29, 2016

(iv)a Certificate of Good Standing for each of the Company and each of the Subsidiary Guarantors in its respective jurisdiction of incorporation or formation, each dated as of a recent date;

(v)the Registration Rights Agreements;

(vi)the Indenture;

(vii)the form of the New Notes;

(viii)the Registration Statement; and

(ix)the prospectus contained within the Registration Statement (the “Prospectus”).

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of officers of the Company and the Subsidiary Guarantors and of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering these opinions. We have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.
The opinions expressed herein are limited in all respects to the laws of the State of Alabama, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, and the Delaware Revised Uniform Limited Partnership Act, and we do not express any opinion with respect to (i) any laws of the United States of America or any other jurisdiction, or any effect which such laws may have on the opinions expressed herein, (ii) the bylaws, rules or regulations of Financial Industry Regulatory Authority, Inc. or (iii) the securities or “blue sky” laws of any jurisdiction. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act as currently in effect and have made such inquiries as we consider necessary to render the opinion above. Without limitation, we do not express any opinion regarding any Delaware contract law.
With regard to our opinion in paragraph 1 below with respect to the Company’s and the Subsidiary Guarantors’ good standing, we have based our opinions solely upon examination of certificates of existence issued by the Alabama Secretary of State, certificates of compliance issued by the Alabama Department of Revenue and certificates of good standing issued by the Delaware Secretary of State, as applicable, as of a recent date.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations herein set forth, we are of the opinion that:

HealthSouth Corporation
January 29, 2016

(1)Each of the Company and the Subsidiary Guarantors is validly existing and in good standing1 under the laws of its respective jurisdiction of incorporation or formation, as applicable.

(2)The Company has the requisite corporate power under the laws of the State of Delaware to execute, deliver and perform its obligations under the Indenture and the New Notes and to issue the New Notes.

(3)The execution and delivery by the Company of the Indenture and the performance of its obligations thereunder, including the issuance of the New Notes, have been duly authorized by the Company.

(4)Each of the Subsidiary Guarantors has the requisite corporate, limited liability company or partnership power, as applicable, under the laws of its state of incorporation or formation, as applicable, to execute, deliver and perform its obligations under the Indenture, including the guarantee of the New Notes.

(5)The execution and delivery by each of the Subsidiary Guarantors of the Indenture and the performance of its obligations thereunder, including guaranteeing the New Notes in accordance with the provisions of the Indenture, have been duly authorized by each of the Subsidiary Guarantors.
Our opinion is rendered as of the date hereof, and we assume no obligation to revise or supplement this opinion in the event of any future changes in the facts or laws relating to the matters covered by this opinion.
This opinion is being furnished in accordance with the requirements of Item 21(a) of Form S-4 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included therein. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Maynard, Cooper & Gale, P.C.

Maynard, Cooper & Gale, P.C.
________________________________________________________________________________________________________
1     As used in the opinions expressed herein, the term “good standing” with respect to each Subsidiary Guarantor organized and existing under the laws of the State of Alabama means that a Certificate of Compliance has been issued by the Alabama Department of Revenue with respect to the Subsidiary Guarantor and that the Alabama Department of Revenue has found that the Subsidiary Guarantor has filed all state tax returns and paid the taxes shown as payable in accordance with those returns, as set forth in Ala. Code § 40-2A-10 (1975).

SCHEDULE I

Subsidiary Guarantors

Guarantor	State of Formation
Advantage Health, LLC	Delaware
HealthSouth Acquisition Holdings, LLC	Delaware
HealthSouth Acquisition Holdings Subsidiary, LLC	Delaware
HealthSouth Arizona Real Estate, LLC	Delaware
HealthSouth Aviation, LLC	Delaware
HealthSouth Bakersfield Rehabilitation Hospital, LLC	Delaware
HealthSouth California Real Estate, LLC	Delaware
HealthSouth Cardinal Hill Rehabilitation Hospital, LLC	Delaware
HealthSouth Colorado Real Estate, LLC	Delaware
HealthSouth Deaconess Holdings, LLC	Delaware
HealthSouth East Valley Rehabilitation Hospital, LLC	Delaware
HealthSouth GKBJH Holdings, LLC	Delaware
HealthSouth Harmarville Rehabilitation Hospital, LLC	Delaware
HealthSouth Johnson City Holdings, LLC	Delaware
HealthSouth Joint Ventures Holdings, LLC	Delaware
HealthSouth Kansas Real Estate, LLC	Delaware
HealthSouth Kentucky Real Estate, LLC	Delaware
HealthSouth Littleton Rehabilitation, LLC	Delaware
HealthSouth Martin County Holdings, LLC	Delaware
HealthSouth Middletown Rehabilitation Hospital, LLC	Delaware
HealthSouth Nevada Real Estate, LLC	Delaware
HealthSouth New Mexico Real Estate, LLC	Delaware
HealthSouth North Houston GP, LLC	Delaware
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC	Delaware
HealthSouth of East Tennessee, LLC	Delaware
HealthSouth of Erie, LLC	Delaware
HealthSouth of Fort Smith, LLC	Delaware
HealthSouth of Toms River, LLC	Delaware
HealthSouth of York, LLC	Delaware
HealthSouth Ohio Real Estate, LLC	Delaware
HealthSouth Owned Hospitals Holdings, LLC	Delaware
HealthSouth Pennsylvania Real Estate, LLC	Delaware
HealthSouth Plano Rehabilitation Hospital, LLC	Delaware
HealthSouth Properties, LLC	Delaware
HealthSouth Reading Rehabilitation Hospital, LLC	Delaware
HealthSouth Real Estate, LLC	Delaware
HealthSouth Real Property Holding, LLC	Delaware
HealthSouth Rehabilitation Hospital at Drake, LLC	Delaware
HealthSouth Rehabilitation Hospital of Abilene, LLC	Delaware
HealthSouth Rehabilitation Hospital of Arlington, LLC	Delaware
HealthSouth Rehabilitation Hospital of Beaumont, LLC	Delaware
HealthSouth Rehabilitation Hospital of Braintree, LLC	Delaware
HealthSouth Rehabilitation Hospital of Cincinnati, LLC	Delaware
HealthSouth Rehabilitation Hospital of Cypress, LLC	Delaware

HealthSouth Rehabilitation Hospital of Dallas, LLC	Delaware
HealthSouth Rehabilitation Hospital of Dayton, LLC	Delaware
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC	Delaware
HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Delaware
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC	Delaware
HealthSouth Rehabilitation Hospital of Gadsden, LLC	Delaware
HealthSouth Rehabilitation Hospital of Henderson, LLC	Delaware
HealthSouth Rehabilitation Hospital of Humble, LLC	Delaware
HealthSouth Rehabilitation Hospital of Largo, LLC	Delaware
HealthSouth Rehabilitation Hospital of Las Vegas, LLC	Delaware
HealthSouth Rehabilitation Hospital of Marion County, LLC	Delaware
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC	Delaware
HealthSouth Rehabilitation Hospital of Miami, LLC	Delaware
HealthSouth Rehabilitation Hospital of Midland/Odessa, LLC	Delaware
HealthSouth Rehabilitation Hospital of Modesto, LLC	Delaware
HealthSouth Rehabilitation Hospital of New England, LLC	Delaware
HealthSouth Rehabilitation Hospital of New Mexico, LLC	Delaware
HealthSouth Rehabilitation Hospital of Newnan, LLC	Delaware
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC	Delaware
HealthSouth Rehabilitation Hospital of Petersburg, LLC	Delaware
HealthSouth Rehabilitation Hospital of Richardson, LLC	Delaware
HealthSouth Rehabilitation Hospital of Round Rock, LLC	Delaware
HealthSouth Rehabilitation Hospital of Sarasota, LLC	Delaware
HealthSouth Rehabilitation Hospital of Seminole County, LLC	Delaware
HealthSouth Rehabilitation Hospital of Sewickley, LLC	Delaware
HealthSouth Rehabilitation Hospital of South Austin, LLC	Delaware
HealthSouth Rehabilitation Hospital of South Jersey, LLC	Delaware
HealthSouth Rehabilitation Hospital of Sugar Land, LLC	Delaware
HealthSouth Rehabilitation Hospital of Tallahassee, LLC	Delaware
HealthSouth Rehabilitation Hospital of the Mid-Cities, LLC	Delaware
HealthSouth Rehabilitation Hospital of Utah, LLC	Delaware
HealthSouth Rehabilitation Hospital of Vintage Park, LLC	Delaware
HealthSouth Rehabilitation Institute of Tucson, LLC	Alabama
HealthSouth Savannah Holdings, LLC	Delaware
HealthSouth Scottsdale Rehabilitation Hospital, LLC	Delaware
HealthSouth Sea Pines Holdings, LLC	Delaware
HealthSouth South Carolina Real Estate, LLC	Delaware
HealthSouth Sunrise Rehabilitation Hospital, LLC	Delaware
HealthSouth Support Companies, LLC	Delaware
HealthSouth Texas Real Estate, LLC	Delaware
HealthSouth Tucson Holdings, LLC	Delaware
HealthSouth Tulsa Holdings, LLC	Delaware
HealthSouth Utah Real Estate, LLC	Delaware
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC	Delaware
HealthSouth Virginia Real Estate, LLC	Delaware
HealthSouth Walton Rehabilitation Hospital, LLC	Delaware
HealthSouth West Virginia Real Estate, LLC	Delaware
HealthSouth Westerville Holdings, LLC	Delaware
Print Promotions Group, LLC	Delaware
Rebound, LLC	Delaware

Rehabilitation Hospital Corporation of America, LLC	Delaware
Rehabilitation Hospital of Plano, LLC	Delaware

CMS Jonesboro Rehabilitation, Inc.	Delaware
Continental Medical of Arizona, Inc.	Delaware
Continental Medical Systems, Inc.	Delaware
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware
HEALTHSOUTH of Dothan, Inc.	Alabama
HEALTHSOUTH of Nittany Valley, Inc.	Delaware
HEALTHSOUTH of South Carolina, Inc.	Delaware
HEALTHSOUTH of Spring Hill, Inc.	Delaware
HEALTHSOUTH of Treasure Coast, Inc.	Delaware
HEALTHSOUTH of Yuma, Inc.	Delaware
HEALTHSOUTH Rehabilitation Center of New Hampshire, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Montgomery, Inc.	Alabama
HealthSouth Rehabilitation Hospital of San Juan, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Texarkana, Inc.	Delaware
HealthSouth Rehabilitation Hospital The Woodlands, Inc.	Delaware
HealthSouth Rehabilitation Institute of San Antonio (RIOSA), Inc.	Delaware
Rehab Concepts Corp.	Delaware
Rehabilitation Hospital of Colorado Springs, Inc.	Delaware
Reliant Blocker Corp.	Delaware
Sherwood Rehabilitation Hospital, Inc.	Delaware
Western Neuro Care, Inc.	Delaware

Southern Arizona Regional Rehabilitation Hospital, L.P.	Delaware
Western Medical Rehab Associates, L.P.	Delaware